UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 30, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

On June 30, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Founders Mortgage, LLC, a Missouri limited liability company (“Founders”).  At closing Founders will be merged into United Community Mortgage Corporation (“UCMC”) a wholly owned subsidiary of Prime Source Mortgage, Inc., which is our wholly owned subsidiary.  Peter Gubany, the sole member of Founders, will receive 250,000 shares of our common stock in exchange for all the outstanding membership interests of Founders.    The common shares issued by us to Mr. Gubany will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Closing is scheduled for July 6, 2011.  A copy of the Merger Agreement is included as an exhibit with this report.

Item 9.01                      Financial Statements and Exhibits

Exhibit 2.1                      Agreement and Plan of Merger dated June 30, 2011, with Founders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: July 6, 2011	By	/s/ Ron Hanna
Ron Hanna, President